UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 13, 2018

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)    On February 13, 2018, Daniel A. Rudio, Senior Vice President, Controller and Chief Accounting Officer of Endo International plc (the “Company”) notified the Company that he is resigning to pursue other opportunities, effective on or about April 2, 2018. Mr. Rudio has been the Company’s Controller (principal accounting officer) since April 2011.

(c)    On February 13, 2018, the Company appointed Carrie A. Nichol as the Company’s new Vice President, Controller and Chief Accounting Officer, effective on or about April 2, 2018. Biographical information for Ms. Nichol is set forth below:

Carrie A. Nichol, 38, joined the Company in March 2015 as Director of Consolidations and Financial System and currently serves as Assistant Controller. Prior to joining the Company, Ms. Nichol was SVP & Controller of Haas Group International (now Wesco Aircraft Holdings, Inc.) where she led the global accounting and finance teams from June 2011 until March 2015. Ms. Nichol also played a critical role in Haas Group International’s sale to Wesco Aircraft Holdings, Inc. in 2014. Prior to her employment with Haas Group International, Ms. Nichol was with IKON Office Solutions (now Ricoh Company, Ltd.) for a total of five years from June 2008 until June 2011 and from June 2003 until July 2005, having served most recently as the Director of Financial Reporting and Corporate Accounting where she was responsible for all public filings and technical and corporate accounting. From December 2005 until June 2008, Ms. Nichol was with Advanced Metallurgical Group NV serving as Assistant Controller where she led the integration of several business units in anticipation of the company’s initial public offering. Ms. Nichol began her career in public accounting at KPMG LLP. She is a licensed certified public accountant in the Commonwealth of Pennsylvania and holds a Bachelor of Science degree in Business Management, with a minor in Accounting, from Widener University as well as an M.B.A in Finance from Villanova University.

(e)    On February 13, 2018 (the “Agreement Commencement Date”), Endo Health Solutions Inc. (the “EHSI”), an indirect, wholly-owned subsidiary of the Company, entered into a new executive employment agreement (the “Employment Agreement”) with Matthew J. Maletta, the Company’s Executive Vice President and Chief Legal Officer. The Employment Agreement generally provides for the continued employment of Mr. Maletta on substantially similar terms and conditions as his existing employment agreement, which would have otherwise expired on April 28, 2018. The Employment Agreement replaces Mr. Maletta’s existing agreement in its entirety, except with regard to outstanding equity awards granted under his existing employment agreement.

The term of the Employment Agreement begins on the Agreement Commencement Date and ends on the third anniversary of the Agreement Commencement Date, unless earlier terminated. Under the Employment Agreement, Mr. Maletta is entitled to a base salary of $575,000 and he is eligible to receive a target annual cash bonus of 60% of salary.

During the term of the Employment Agreement, Mr. Maletta is also eligible to receive equity-based compensation to be awarded in the sole discretion of the Compensation Committee of Endo’s Board of Directors (the “Committee”), which may be subject to the achievement of certain performance targets established by the Committee. Beginning with grants made in 2018, Mr. Maletta is eligible to receive equity-based compensation with a targeted grant date fair market value equal to 300% of his base salary, subject to any increase in the Committee’s sole discretion. Mr. Maletta is entitled to employee benefits, executive benefits, perquisites, reimbursement of expenses and vacation generally on the same basis as other senior executives. Mr. Maletta is also entitled to relocation assistance in connection with any required relocation to the Chestnut Ridge, New York area.

The Employment Agreement provides that, upon termination of employment without cause or for good reason, Mr. Maletta will be entitled to a prorated annual cash bonus for the year of termination (based on actual results), severance in an amount equal to two times the sum of his base salary and target annual cash bonus, and continuation of medical and life insurance benefits for two years following termination. Receipt of this severance is conditioned on Mr. Maletta’s release of claims against the Company and its affiliates. Payments upon termination due to death or disability include a prorated annual cash bonus for the year of termination (based on actual results), continuation of medical and life insurance benefits for Mr. Maletta and/or his dependents for two years following termination and, in the event of disability, 24 months of salary continuation offset by disability benefits. If any payments to Mr. Maletta under the Employment Agreement or otherwise would constitute “excess parachute payments” under Sections 280G and 4999 of the Internal Revenue Code, then the payments will be reduced to the extent such reduction would result in a greater after-tax amount to Mr. Maletta.

The Employment Agreement contains mutual non-disparagement obligations, restricts Mr. Maletta from competing with the Company and its affiliates for 12 months following his termination of employment, restricts Mr. Maletta from soliciting customers or employees of the Company or its affiliates for 12 months following his termination of employment, and obligates Mr. Maletta to cooperate in any investigations and litigation.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety to the full text of the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Executive Employment Agreement between Endo Health Solutions Inc. and Matthew J. Maletta, dated as of February 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: February 15, 2018